SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2004

Commission File Number 1-31300

EXPRESSJET HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0517977 (I.R.S. Employer Identification No.)

1600 Smith Street, Dept. HQSCE Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

713-324-2639
(Registrant's telephone number, including area code)

Item	9.	Regulation FD Disclosure

On January 20, 2004, Continental Airlines, Inc. filed a report on Form 8-K with the SEC presenting information relating to its financial outlook for 2004.  The report included information regarding estimates for available seat miles (ASM) for its Continental Express operations.  Continental Express is operated by ExpressJet Airlines, Inc., which provides Continental Airlines with all of its regional jet airline capacity at its hub airports in New York/Newark, Houston and Cleveland.  ExpressJet Airlines is owned by ExpressJet Holdings, Inc.

Continental Airlines estimates Continental Express’s year-over-year ASM growth as follows:  35.5%, 26%, 20%, 17.5% for the first through fourth quarters, respectively, and 24% for the full year 2004.  We do not provide quarterly estimates of ASM growth, but currently expect Continental Express’s ASMs to grow between 23 – 25% for the full year 2004.

Continental Airlines also provided information regarding our fleet.  For the full year 2004, we plan to add 21 ERJ–145XR aircraft.  We plan to add an additional 21 ERJ–145XR aircraft to our fleet during 2005.

The foregoing contains forward-looking statements that are not limited to historical facts, but reflect our current beliefs, expectations or intentions regarding future events.  There are a number of factors that could cause actual results to differ materially from those in the forward-looking statements.  Some of the known risks that could significantly impact our results include, but are not limited to, our dependence on our capacity purchase agreement with Continental Airlines; our dependence on Continental Airlines' financial and operational strength; labor costs and relations, including the results of union contract negotiations; flight disruptions as a result of operational matters; deliveries of additional aircraft; our ability to implement our growth strategy; regulatory developments and costs, including the costs and other effects of enhanced security measures and other possible regulatory requirements; our high leverage; and competition and industry conditions.  Additional information concerning risk factors that could affect our actual results are described in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2002.  The events described in the forward-looking statements might not occur or might occur to a materially different extent than described herein.  We undertake no duty to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, ExpressJet Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC.
(Registrant)

Date: January 20, 2004	/s/ Frederick S. Cromer
Frederick S. Cromer Vice President and Chief Financial Officer